Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form 10 being filed by Certified Diabetic Services, Inc. of our report dated March 31, 2009, with respect to the Consolidated Financial Statements of Certified Diabetic Services, Inc. (the “Company”) for the years ended December 31, 2008 and 2007.

KBL, LLP

/s/ KBL, LLP
Tampa, Florida October 7, 2009